EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Sunnova Energy International Inc., dated as of March 1, 2021 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1 (k) under the Securities Exchange Act of 1934.

Newlight Partners LP
By: Newlight GP LLC, it general partner

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

Newlight GP LLC

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

Ravi Yadav

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

David Wassong

By:	/s/ David Taylor
Name:	David Taylor
Title:	Attorney-in-Fact

March 1, 2021